As filed with the Securities and Exchange Commission on November 27, 2017
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

INSIGNIA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-1656308
(State or other jurisdiction ofincorporation or organization)	(I.R.S. EmployerIdentification No.)
8799 Brooklyn Blvd.
Minneapolis, Minnesota 55445
(763) 392-6200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey A. Jagerson
Chief Financial Officer and Treasurer
Insignia Systems, Inc.
8799 Brooklyn Blvd.
Minneapolis, Minnesota 55445
(763) 392-6200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
W. Morgan Burns, Esq. Joshua L. Colburn, Esq.Faegre Baker Daniels, LLP 90 South Seventh Street, Suite 2200 Minneapolis, Minnesota 55402 Tel: (612) 766-7136 Fax: (612) 766-1600

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑
	·	Emerging growth company	☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(a)	Proposed Maximum Offering Price per Share (b)	Proposed Maximum Aggregate Offering Price (b)	Amount of Registration Fee
Common stock, par value $0.01 per share	2,313,200 shares	$1.71	$3,954,416	$492.47

_________________________________________

(a)
Consists of shares of common stock issued and outstanding. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the registrant is also registering such indeterminate number of shares of common stock as may be issued from time to time as a result of stock splits, stock dividends, or similar transactions, or pursuant to the anti-dilution provisions in the above warrants.
(b)
Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and in the aggregate are based on the average of the high and low sale prices of the registrant’s common stock, as reported on the Nasdaq Capital Market on November 21, 2017.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling shareholder named in this prospectus is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 27, 2017

PROSPECTUS

Insignia Systems, Inc.

2,313,200 Shares of Common Stock
Offered by the Selling Shareholders

This prospectus relates to the possible resale from time to time of up to 2,313,200 shares of our common stock, par value $0.01 per share, which shares are issued and outstanding. Such common stock may be sold from time to time by the selling shareholders named herein. We are not offering any shares of common stock for sale under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of the shares offered hereby. This prospectus describes the general manner in which our common stock may be offered and sold by the selling shareholders.

The common stock may be offered or sold by the selling shareholders at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under “Plan of Distribution”. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of shares.

Our common stock trades on the NASDAQ Capital Market under the symbol “ISIG.” On November 21, 2017, the last reported sale price of our common stock was $1.65 per share.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 27, 2017

ABOUT THIS PROSPECTUS

You should rely only on the information contained in, or incorporated by reference into, this prospectus. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither we, nor the selling shareholders, are making any offer to sell these securities in any jurisdiction where the offer is not permitted. The information in this prospectus is accurate only as of the applicable dates, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the selling shareholders have taken any action to permit a public offering of the shares of our common stock or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated in this prospectus by reference, and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus including each of the documents incorporated herein by reference, our financial statements and the related notes and the information set forth therein under the heading “Risk Factors”.

Insignia Systems, Inc.

Insignia Systems, Inc. (“Insignia,” “we,” “us,” “our” or the “Company”) is a developer and marketer of innovative in-store products, programs and services that help consumer packaged goods (“CPG”) manufacturers and retail partners drive sales at the point of purchase. The Company was incorporated under the laws of the State of Minnesota in 1990. Since 1998, we have focused on managing a retail network, made up of approximately 21,000 store locations, for the primary purpose of providing turn-key at-shelf market access for CPG manufacturers’ marketing programs. We provide participating retailers with benefits including incremental revenue, incremental sales opportunities, increased shopper engagement in-store, and custom creative development and other in-kind services.

Our primary product has been the Point-Of-Purchase Services (POPS®) in-store marketing program. Insignia POPS program is a national, account-specific, shelf-edge advertising and promotional tactic. Internal testing has indicated the program delivers incremental sales for the featured brand. The program allows manufacturers to deliver vital product information to consumers at the point-of-purchase, and to leverage the local retailer brand and store-specific prices to provide a unique “call to action” that draws attention to the featured brand and triggers a purchase decision. CPG customers benefit from our nimble operational capabilities, which include short lead times, in-house graphic design capabilities, post-program analytics, and micro-marketing capabilities such as variable or bilingual messaging. We recently announced the nationwide launch of freshADSSM, an exclusive advertising vehicle featured in produce, created to inspire shoppers early in their trip and help navigate them to center store.

Registration and Standstill Agreement

On November 9, 2017, we entered into a registration and standstill agreement with the selling shareholders (the “2017 Agreement”). Pursuant to the 2017 Agreement, we agreed to prepare and file the registration statement of which this prospectus is a part. The Company has agreed, among other things, to indemnify each of the selling shareholders from certain liabilities, fees and expenses for errors and omissions in the registration statement. See “Selling Shareholders” for more information.

Corporate Information

The mailing address and telephone number of our principal executive offices are 8799 Brooklyn Blvd., Minneapolis, MN 55445 and (763) 392-6200, respectively. Our website is www.insigniasystems.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Our logo and our other trade names, trademarks and service marks appearing in this prospectus are our property. Other trade names, trademarks and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

THE OFFERING

Under this prospectus, the selling shareholders may, from time to time, sell shares of our common stock in one or more offerings. See “Plan of Distribution” below.

Common stock offered by the selling shareholders	2,313,200 shares

Common stock outstanding	11,914,676 shares

Use of proceeds	We are not offering any shares pursuant to this prospectus, and we will not receive any proceeds from the sale of the shares offered by the selling shareholders.

Nasdaq Capital Market symbol	ISIG

RISK FACTORS

Investing in our common stock involves high degree of risk. Before you invest in our common stock you should carefully consider the information in this prospectus, and the documents incorporated by reference in this prospectus, and carefully read the risks described in the documents incorporated by reference in this prospectus including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2016, which is incorporated herein by reference, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or any other documents incorporated herein by reference. Any of these risks could cause our actual results to vary materially from recent results or from anticipated future results or could materially and adversely affect our business, financial condition and results of operations. This effect could be compounded if multiple risks were to occur. The occurrence of any of these risks might cause you to lose all or part of your investment.

Please also refer to the section below titled “Cautionary Statements Regarding Forward-Looking Statements” regarding forward-looking statements included or incorporated by reference in this prospectus. You should read this prospectus, including any risk factors incorporated by reference in this prospectus, in conjunction with our financial statements, the notes to those financial statements and our management’s discussion and analysis of financial condition and results of operation included in our periodic reports and incorporated by reference herein.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In some cases, you can identify forward-looking statements by the following words: “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “ongoing”, “plan”, “potential,” “predict”, “project”, “should”, “will”, “would”, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.

Forward-looking statements involve a number of risks and uncertainties, many of which are outside of our control. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this report. Factors that might cause actual results to differ include, but are not limited to, those set forth under “Risk Factors” in the documents incorporated by reference herein or therein. You should read the matters described in “Risk Factors” and the other cautionary statements made in this report as being applicable to all related forward-looking statements wherever they appear in this report.

In light of the significant uncertainties inherent in our forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Furthermore, past performance in operations and share price is not necessarily indicative of future performance. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised, however, to consult any additional disclosures we have made or will make in our reports filed with the Securities and Exchange Commission (the “Commission”) on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus and the other documents incorporated by reference herein.

SELLING SHAREHOLDERS

The selling shareholders, or their pledgees, assignees, or successors-in-interest, are offering for resale, from time to time, up to an aggregate of 2,313,200 shares of our common stock. The table below has been prepared based upon the information furnished to us by the selling shareholders as of November 15, 2017. The selling shareholders may have purchased, acquired, sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented. The beneficial ownership of our common stock by the selling shareholders has been determined in accordance with Rule 13d-3 under the Exchange Act.

The selling shareholders may sell some, all or none of the shares offered by this prospectus. Because the number of shares the selling shareholders may offer and sell is not presently known, we cannot estimate the number of shares that will be held by the selling shareholders after completion of this offering. This table, however, presents the maximum number of shares of common stock that the selling shareholders may offer pursuant to this prospectus and the number of shares of common stock that would be beneficially owned after the sale of the maximum number of shares of common stock by the selling shareholders.

Selling Shareholder(s)	Number of Shares of Common Stock Beneficially Owned Prior to this Offering(a)		Number of Shares of Common Stock Being Offered(b)	Number of Shares of Common Stock Beneficially Owned After this Offering(c)
	Number	Percentage		Number	Percentage
The Lion Fund II, L.P.(d)	2,313,200	19.4%	2,313,200	–	–
Sardar Biglari ______________________________ * Less than one percent.	11,788	*	–	11,788	*
(a)
“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of shares beneficially owned is determined as of November 21, 2017, and the percentage is based upon 11,914,676 shares of our common stock outstanding as of November 21, 2017.
(b)
Represents the maximum number of shares that may be sold by the selling sharesholders pursuant to this prospectus; provided, however, that pursuant to Rule 416 under the Securities Act of 1933, as amended, the registration statement of which this prospectus is a part shall also cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other transaction that, without the receipt of consideration, results in an increase in the number of outstanding shares of our common stock.
(c)
Assumes the sale of all shares offered hereby to unaffiliated third parties. The selling shareholders may sell all or part of their respective shares.
(d)
Biglari Capital Corp. (“BCC”) is the general partner of The Lion Fund II, L.P. (“The Lion Fund II”), and Sardar Biglari is the Chairman and Chief Executive Officer of BCC. Mr. Biglari holds investment discretion over securities owned by The Lion Fund II. By virtue of these relationships, BCC and Mr. Biglari may be deemed to beneficially own the shares held by The Lion Fund II. Each of BCC and Mr. Biglari disclaims beneficial ownership of the shares that it or he does not directly own. The address for BCC, The Lion Fund II and Mr. Biglari is 17802 IH 10 West, Suite 400, San Antonio, TX 78257.

Past and Current Relationships with Selling Shareholders

2015 Standstill Agreement and Board of Directors

In December 2015, we entered into a standstill agreement (the “ 2015 Agreement”) with Sardar Biglari, Philip L. Cooley, The Lion Fund II and BCC (collectively, the “Biglari Group”) and certain other parties defined therein as the “Air T Group”. The 2015 Agreement expired on its terms upon the conclusion of our 2016 annual meeting of shareholders on June 10, 2016.

Under the 2015 Agreement, we agreed to increase the size of our Board of Directors from seven to nine directors, effective as of December 5, 2015. We also agreed to have our Board elect Mr. Biglari and Dr. Cooley as directors effective as of the same date. The Company further agreed to nominate and recommend that shareholders elect Mr. Biglari, Dr. Cooley, and two other individuals named in the 2015 Agreement, as four of no more than nine total nominees for election as directors at the 2016 annual meeting of shareholders. We further agreed to reimburse the Air T Group and the Biglari Group for certain expenses incurred in connection with the 2015 Agreement and related matters.

Under the 2015 Agreement, the members of the Air T Group and the Biglari Group agreed to vote all shares of our common stock beneficially owned by them in favor of all of our Board’s director nominees at the 2016 annual meeting of shareholders, for approval of the advisory vote to approve executive compensation, in accordance with our Board’s recommendation on any advisory vote on the frequency of future advisory votes to approve executive compensation and for the ratification of our independent auditors. The Air T Group and the Biglari Group each agreed to also abide by certain standstill provisions until the conclusion of the 2016 annual meeting of shareholder or any earlier date, if any, upon which the Company had materially breached certain of its commitments under the 2015 Agreement.

During the period for which the restrictions applied, each of the Air T Group and the Biglari Group was restricted, subject to certain limited exceptions, from: (i) submitting, inducing or encouraging the submission of any shareholder proposal or notice of nomination or other business for consideration at a meeting of our shareholders; (ii) opposing directors nominated by our Board of Directors (iii) participating in any “group” within the meaning of Section 13(d)(3) of the Exchange Act, other than their respective shareholder group or any group deemed to arise from the 2015 Agreement; (iv) participating in the solicitation of any proxy other than in support of the nominees of our Board of Directors; (v) calling a special meeting of shareholders; (vi) seeking, other than as a director of the Company, to control or influence the governance or policies of the Company; (vii) effecting or facilitating, other than as a director of the Company, the acquisition of any material assets or business of the Company, any business combination involving the Company, or any other extraordinary transaction with respect to the Company, and (viii) disclosing or pursuing certain intentions with respect to the 2015 Agreement.

Mr. Biglari served as a member of our Board of Directors from December 2015 until his resignation in March 2017.

2017 Registration and Standstill Agreement

On November 9, 2017, we entered into the 2017 Agreement with each of the selling shareholders. Pursuant to the 2017 Agreement, we agreed to prepare and file a registration statement with the Commission for purposes of registering the sale of up to 2,313,200 shares of common stock beneficially owned by one or more of the selling shareholders. We have agreed, among other things, to indemnify each selling shareholder from certain liabilities, fees and expenses for errors and omissions in the registration statement.

Under the 2017 Agreement, the registration period continues until the earliest to occur of certain events, including the third anniversary of the effective date of the 2017 Agreement, and the disposition of shares under the registration statement is subject to a specified price requirement as set forth in the 2017 Agreement.

Under the 2017 Agreement, the standstill period continues under the earliest to occur of certain events, including the third anniversary of the effective date of the 2017 Agreement. The selling shareholders have agreed during the standstill period to vote all shares of our common stock beneficially owned by them (i) in favor of all directors nominated by our Board of Directors for election at any annual meeting of shareholders of the Company and (ii) for approval with respect to the advisory vote to approve executive compensation, in accordance with the Board of Directors’ recommendation on any advisory vote on the frequency of future advisory votes to approve executive compensation, and for the ratification of our independent auditors.

The selling shareholders have also agreed during the standstill period to abide by certain standstill provisions as described in the 2017 Agreement. During the standstill period, the selling shareholders are restricted, subject to certain limited exceptions, from: (i) submitting, inducing or encouraging the submission of any shareholder proposal or notice of nomination or other business for consideration; (ii) nominating any candidate for election to the Board of Directors or opposing the directors nominated by the Board; (iii) participating in any “group” within the meaning of Section 13(d)(3) of the Exchange Act, other than a group consisting of the selling shareholders and their affiliates or any group deemed to arise from the 2017 Agreement; (iv) participating in the solicitation of any proxy other than in support of the Board’s nominees; (v) calling a special meeting of shareholders; (vi) seeking, other than as a director of the Company, to control or influence the governance or policies of the Company; (vii) effecting or facilitating the acquisition of any material assets or business of the Company, any business combination involving the Company, or any other extraordinary transaction with respect to the Company, and (viii) disclosing or pursuing certain intentions with respect to the 2017 Agreement.

USE OF PROCEEDS

The selling shareholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive proceeds from the sale of the shares by the selling shareholders. Pursuant to the 2017 Agreement, the selling shareholders will bear the first $40,000 of the Company’s expenses related to the registration of securities under this registration statement and the Company will bear all other expenses incident to this registration statement, including all registration and filing fees and fees and expenses of our own counsel and accountants, but excluding the legal expenses of the selling shareholders. For more information on the 2017 Agreement or the selling shareholders, see “Selling Shareholders”.

The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders in disposing of the shares. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will determine at what price they may sell the offered shares, and such sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

PLAN OF DISTRIBUTION

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

●
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●
block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●
an exchange distribution in accordance with the rules of the applicable exchange;

●
privately negotiated transactions;

●
short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●
broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

●
a combination of any such methods of sale; and

●
any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgees, transferees or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.

The selling shareholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive proceeds from the sale of the shares by the selling shareholders. Pursuant to the 2017 Agreement, the selling shareholders will bear the first $40,000 of the Company’s expenses related to the registration of securities under this registration statement and the Company will bear all other expenses incident to this registration statement, including all registration and filing fees, and fees and expenses of our own counsel and accountants, but excluding the legal expenses of the selling shareholders. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling shareholders.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act rather than under this prospectus, provided that they meet the criteria and conform to the requirements of that rule.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Pursuant to the 2017 Agreement, we have agreed to indemnify the selling shareholders against liabilities, including liabilities relating to the registration of the shares offered by this prospectus, resulting from (i) any untrue statement or alleged untrue statement of a material fact contained in this prospectus or the registration statement of which this prospectus is part, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by this registration statement.

Pursuant to the 2017 Agreement, the selling shareholders have agreed to indemnify the Company against certain liabilities resulting from information furnished to us by the selling shareholders specifically for inclusion in this prospectus, the registration statement of which this prospectus is part, or any amendment or supplement thereto.

We have agreed to keep the registration statement, of which this prospectus is a part, effective until the earlier of (i) the date, if any, that the selling shareholders’ beneficial ownership of our common stock has remained below 10.0% of the then outstanding shares of our common stock for 90 consecutive days; (ii) the date, if any, that the Company no longer qualifies for the use of a registration statement on Form S-3; (iii) such date, if any, as any of the selling shareholders materially breaches certain obligations under the 2017 Agreement; and (iii) November 9, 2020, the third anniversary of the 2017 Agreement.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part. Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of our capital stock. It does not purport to be complete and is subject to, and is qualified in its entirety by, the provisions of our certificate of incorporation and bylaws, copies of which are attached hereto and incorporated herein by reference.

Common Stock

Our authorized capital stock consists of: 40,000,000 shares of common stock, $0.01 par value per share. As of October 31, 2017, there were 11,914,676 shares of common stock outstanding. No share of common stock is entitled to any preference over any other share. The holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Shareholders have no cumulative voting rights, which means that the holders of shares entitled to exercise more than 50% of the voting rights are able to elect all of the directors. Dividends may be paid to holders of common stock when, as and if declared by the Board of Directors out of funds legally available for payment of dividends. Upon liquidation, dissolution or winding up of the Company, after payment to creditors, the assets of the Company will be divided pro rata on a per-share basis among the holders of the common stock. The Bylaws of the Company require that only a majority of the issued and outstanding shares of common stock of the Company need be present to constitute a quorum and to transact business at a shareholders’ meeting. The holders of common stock are not entitled to any sinking fund, preemptive, subscription, redemption or conversion rights. All outstanding shares of common stock are fully paid and nonassessable.

Dividends

The payment by the Company of dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company’s earnings, its capital requirements, its financial conditions, any restrictions under credit agreements and other relevant factors. We have not historically paid dividends, other than one-time dividends declared in 2011 and 2016. On November 28, 2016, the Board declared a one-time special dividend of $0.70 per share to shareholders of record as of December 16, 2016, paid on January 6, 2017. The Board intends to retain earnings for use in the Company’s business and does not anticipate paying cash dividends in the foreseeable future.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus has been passed upon for us by Faegre Baker Daniels LLP, Minneapolis, Minnesota.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Baker Tilly Virchow Krause, LLP, independent registered public accounting firm, upon the authority of said firm as experts in such matters.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

●
the description of our common stock contained in our registration statement on Form 8-A filed with the Commission on October 9, 1997, including all amendments and reports filed for the purpose of updating such information;

●
our annual report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 7, 2017;

●
our definitive proxy statement on Schedule 14A, filed with the Commission on April 25, 2017;

●
our quarterly reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017, filed with the Commission on May 4, 2017, August 4, 2017 (as amended August 14, 2017), and November 6, 2017, respectively; and

●
our current reports on Form 8-K filed with the Commission on February 22, 2017, March 2, 2017, June 7, 2017, June 16, 2017, June 30, 2017, and November 13, 2017.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial registration statement and prior to the effectiveness of the registration statement). These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as definitive proxy statements.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy this information and the registration statement at the Commission public reference room located at 100 F Street, N.E., Room 1580, Washington, DC

20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Any information we file with the Commission, including the documents incorporated by reference into this prospectus, is also available on the Commission’s website at www.sec.gov.

You may obtain, without charge, a copy of any of these documents, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing us at the following address: Insignia Systems, Inc., 8799 Brooklyn Blvd., Minneapolis, MN 55445, or by telephoning us at (763) 392-6200. We also make many of these documents publicly available, free of charge, on our website at www.insigniasystems.com as soon as reasonably practicable after filing such documents with the Commission. The information contained in, or that can be accessed through, our website is not part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.        Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the distribution of the shares of common stock being sold by the selling shareholders pursuant to this registration statement. The selling shareholders have agreed to reimburse the Company for such expenses up to a maximum of $40,000. The selling shareholders will pay their own underwriting discounts and commissions, if any.

Commission registration fee	$492
Legal fees and expenses	$35,000
Accounting fees and expenses	$5,000
Total	$40,492

Item  15.        Indemnification of Directors and Officers.

Minnesota law and our Articles of Incorporation eliminate or limit certain liabilities of our directors. The Company is subject to Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the “Corporation Act”). Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify a person, including an officer or director, who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that, in the case of acts or omissions occurring in such person’s performance in an official capacity, such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. In addition, Section 302A.521, Subdivision 3 of the Corporation Act requires payment by the registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court. Our certificate of incorporation and amended and restated bylaws limit the liability of our directors to the fullest extent permitted by Minnesota law.

Insofar as exculpation of, or indemnification for, liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling Insignia pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such exculpation or indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.        Exhibits.

Unless otherwise indicated, all documents incorporated herein by reference to a document filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are located under Commission file number 001-13471.

Exhibit Number	Description	Method of Filing
3.1	Composite Articles of Incorporation, as amended through July 31, 2008 (incorporated by reference to Exhibit 3.1 to annual report on Form 10-K for the year ended December 31, 2015)	Incorporated by Reference
3.2	Composite Bylaws, as amended through December 5, 2015 (incorporated by reference to Exhibit 3.2 to annual report on Form 10-K for the year ended December 31, 2015)	Incorporated by Reference
5.1	Opinion of Faegre Baker Daniels LLP	Filed Electronically
10.1
Registration and Standstill Agreement with Sardar Biglari, The Lion Fund II, L.P. and Biglari Capital Corp., dated November 9, 2017 (incorporated by reference to Exhibit 10.1 to Form 8-K filed November 13, 2017)

Incorporated by Reference
23.1	Consent of Independent Registered Public Accounting Firm	Filed Electronically
23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1)	Filed Electronically
24.1	Powers of Attorney (included in Signature Page)	Filed Electronically

Item 17.        Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement. and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 27, 2017.

INSIGNIA SYSTEMS, INC.

By:	/s/ Kristine A. Glancy
Kristine A. Glancy
President and Chief Executive Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints Kristine A Glancy and Jeffrey A. Jagerson, or either of them, as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Kristine A. Glancy	President, Chief Executive Officer, and Director (principal executive officer)	November 27, 2017
Kristine A. Glancy
/s/ Jeffrey A. Jagerson	Chief Financial Officer and Treasurer (principal financial and accounting officer)	November 27, 2017
Jeffrey A. Jagerson
/s/ Jacob J. Berning	Director	November 27, 2017
Jacob J. Berning
/s/ Rachael B. Vegas	Director	November 27, 2017
Rachael B. Vegas
/s/ F. Peter Zaballos	Chairman of the Board, Director	November 27, 2017
F. Peter Zaballos
/s/ Steven R. Zenz	Director	November 27, 2017
Steven R. Zenz